Exhibit 99.1

NEWS RELEASE

Investor Relations 301-770-3099 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2007 Financial Results

Full-Year Net Loss from Continuing Operations Declines 36%; Cash Used in Operating Activities Declines 39%

Rockville, Maryland, February 28, 2008 – Nabi Biopharmaceuticals (NASDAQ: NABI) today announced fourth quarter and year-end financial results for the three and twelve month periods ended December 29, 2007.

For the full year ended December 29, 2007, the Company’s net loss from continuing operations was $39.0 million, or $0.65 per share, compared to a net loss of $60.6 million, or $1.00 per share, for the year ended December 30, 2006. Including results from discontinued operations, Nabi had net income of $47.1 million, or $0.78 per share, for 2007 compared to a net loss of $58.7 million, or $0.96 per share, in 2006. A $79.7 million pre-tax gain on the sale of the biologics strategic business unit (SBU) was the primary component of total net income for 2007.

For the quarter ended December 29, 2007, the Company recorded a net loss from continuing operations of $4.2 million, or $0.07 per share, compared to a net loss of $14.9 million, or $0.24 per share, for the prior year period, a 72% improvement. During the quarter, the Company repurchased five million shares of its common stock at an average price of $3.66 per share. The Company also repurchased $38.8 million, par value, of the its 2.875% convertible senior notes for $34.1 million, a $4.7 million discount, resulting in a $3.6 million gain on retirement of debt.

Total cash used in operating activities was $26.7 million for the full year 2007, a 39% reduction compared to $43.9 million used in 2006. Excluding discontinued operations, cash used in operating activities was $42.6 million for 2007 compared to $61.7 million in 2006, a reduction of 31%. Cash, cash equivalents and marketable securities totaled $219.2 million at the end of 2007 compared to $118.7 million at the end of 2006. The increase is largely due to proceeds of $175 million from the sale of the biologics SBU, offset in part by $16.5 million to repurchase stock and $34.1 million to repurchase debt.

“It has been a momentous year for Nabi Biopharmaceuticals, culminating with the sale of our biologics business unit in December,” said Dr. Raafat Fahim, President and Chief Executive Officer of Nabi Biopharmaceuticals. “We have accomplished several key milestones in addition to this significant transaction. We reported compelling, positive data from the NicVAX Phase 2b proof-of–concept clinical trial, aggressively reduced our operating costs and cash utilization rates, initiated a share repurchase program and significantly reduced our debt. We enter 2008 as a lean, financially stronger organization with a focused pipeline of high value vaccine programs and are well-positioned to pursue our recently announced strategic alternatives process, the key corporate goal for this year. During 2008, we will also work to advance the development of our NicVAX and StaphVAX programs in order to realize the full value of these assets for the benefit of our shareholders.”

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Financial Results Conference Call and Webcast Information

The Company will host a live webcast at 4:30 p.m. EST today to discuss these results.

The live webcast can be accessed at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=100445&eventID=1778268

(Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your browser. Remove the space if one exists.) or via the Nabi Biopharmaceuticals website at http://www.nabi.com.

If you do not have Internet access, the U.S./Canada call-in number is 800-435-1261 and the international call-in number is 617-614-4076. The passcode is 84614235. An audio replay will be available for U.S./Canada callers at 888-286-8010 and for international callers at 617-801-6888. The replay passcode is 75615959.

The press release and an archived version of the webcast will be available on the company’s website at http://www.nabi.com. The audio replay also will be available through March 6, 2008.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop products that target serious medical conditions in the areas of nicotine addiction and gram-positive bacterial infections. Nabi Biopharmaceuticals is currently developing NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse, and StaphVAX® (Staphylococcus aureus Polysaccharide Conjugate Vaccine), a vaccine designed to prevent the most dangerous and prevalent strains of S. aureus bacterial infections. The company is headquartered in Rockville, Maryland. For additional information about Nabi Biopharmaceuticals, please visit our Web site: http://www.nabi.com.

Forward-Looking Statements

Statements in this release that are not strictly historical are forward-looking statements including statements about the strategic alternatives process, development of our product candidates, and clinical trials and studies. You can identify these forward-looking statements because they involve our expectations, beliefs, projections, anticipations or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to our ability to: successfully pursue strategic and other alternatives; obtain successful clinical trial results; receive PhosLo milestone and royalty proceeds; successfully partner with third parties to fund, develop, and manufacture our pipeline products, including NicVAX and our gram-positive infections products; realize anticipated cost saving; attract and maintain the human and financial resources to bring to market products in development; depend upon third parties to manufacture our products; achieve approval and market acceptance of our products; enter into and maintain arrangements with third parties to market and sell our products; comply with reporting and payment obligations under government rebate and pricing programs; raise additional capital on acceptable terms, or at all; and re-pay our outstanding convertible senior notes when due. Many of these factors are more fully discussed, as are other factors, in the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and our Quarterly Report on Form 10-Q for the quarter ended September 29, 2007 filed with the Securities and Exchange Commission.

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Nabi Biopharmaceuticals

CONSOLIDATED BALANCE SHEETS

(Unaudited)

In thousands, except share and per share data	December 29, 2007	December 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$217,606	$86,227
Marketable securities	1,600	32,500
Prepaid expenses and other current assets	2,371	1,908
Assets of discontinued operations	4,616	142,256

Total current assets	226,193	262,891

Property and equipment, net	1,971	2,441
Other assets	379	545
Restricted cash related to discontinued operations	10,027	—

Total assets	$238,570	$265,877

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$3,647	$5,068
Accrued expenses and other current liabilities	7,105	8,126
Current liabilities of discontinued operations	9,548	31,982

Total current liabilities	20,300	45,176
2.875% convertible senior notes, net	71,738	109,313

Total liabilities	92,038	154,489
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock, par value $0.10 per share: 5,000 shares authorized; no shares outstanding	—	—
Common stock, par value $0.10 per share; 125,000,000 shares authorized; 62,116,963 and 61,485,615 shares issued, respectively	6,212	6,149
Capital in excess of par value	333,527	327,228
Treasury stock, 5,807,055 and 805,769 shares, respectively, at cost	(23,608)	(5,321)
Accumulated deficit	(169,599)	(216,668)

Total stockholders' equity	146,532	111,388

Total liabilities and stockholders' equity	$238,570	$265,877

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Nabi Biopharmaceuticals

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Years Ended
In thousands, except per share data	December 29, 2007	December 30, 2006	December 31, 2005
Operating expenses:
Selling, general and administrative expense	$26,090	$32,576	$37,042
Research and development expense	18,841	28,745	57,788
Amortization of intangible assets	—	—	414
Impairment of vaccine manufacturing facility	—	—	19,842
Write-off of inventory and manufacturing right	—	—	7,554

Operating loss	(44,931)	(61,321)	(122,640)
Interest income	6,026	4,148	4,094
Interest expense	(3,454)	(3,467)	(2,460)
Other income (expense), net	3,576	(66)	(478)

Loss from continuing operations before income taxes	(38,783)	(60,706)	(121,484)
(Provision) benefit for income taxes	(201)	69	2,916

Loss from continuing operations	(38,984)	(60,637)	(118,568)
Discontinued operations:
Income (loss) from operations, net of tax benefit (provision) of $0.1 million and ($2.0) million in 2006 and 2005, respectively	4,818	(64)	(9,881)
Gain on disposals, net of tax provision of $1.3 million in 2007	81,235	1,998	—

Income (loss) from discontinued operations	86,053	1,934	(9,881)

Net income (loss)	$47,069	$(58,703)	$(128,449)

Basic and diluted income (loss) per share:
Continuing operations	$(0.65)	$(1.00)	$(1.98)
Discontinued operations	1.43	0.04	(0.17)

Basic and diluted income (loss) per share	$0.78	$(0.96)	$(2.15)

Basic and diluted weighted average shares outstanding	60,295	60,936	59,862

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Nabi Biopharmaceuticals

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended
In thousands	December 29, 2007	December 30, 2006	December 31, 2005
Cash flow from operating activities:
Loss from continuing operations	$(38,984)	$(60,637)	$(118,568)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities of continuing operations:
Depreciation and amortization	1,725	954	3,431
Write-off of inventory and manufacturing right	—	—	7,554
Write down of vaccine plant	—	—	19,842
Accretion of discount on convertible senior notes	168	168	117
Non-cash compensation	2,770	4,348	81
Deferred income taxes	—	—	(2,916)
Gain on repurchase of convertible senior notes	(3,583)	—	—
Other	(5)	102	1,237
Changes in assets and liabilities:
StaphVAX inventory	—	—	(3,302)
Prepaid expenses and other assets	(401)	(172)	(356)
Trade accounts payable, accrued expenses and other	(4,287)	(6,451)	(5,300)

Total adjustments	(3,613)	(1,051)	20,388

Net cash used in operating activities from continuing operations	(42,597)	(61,688)	(98,180)
Net cash provided by operating activities from discontinued operations	15,853	17,776	8,466

Net cash used in operating activities	(26,744)	(43,912)	(89,714)

Cash flow from investing activities:
Purchases of marketable securities	(29,475)	(82,325)	(203,297)
Proceeds from sales of marketable securities	60,375	54,997	206,475
Capital expenditures	(110)	(223)	(3,937)
Other investing activities, net	80	8	(197)

Net cash provided by (used in) investing activities from continuing operations	30,870	(27,543)	(956)
Net cash provided by (used in) investing activities from discontinued operations	176,362	56,807	(4,720)

Net cash provided by (used in) investing activities	207,232	29,264	(5,676)

Cash flow from financing activities:
Proceeds from issuance of common stock for employee benefit plans	728	1,564	2,577
Purchase of common stock for treasury	(16,523)	—	—
Repurchase of convertible senior notes	(34,071)	—	—
Proceeds from issuance of convertible senior notes, net	—	—	108,730
Other financing activities, net	82	—	—

Net cash (used in) provided by financing activities from continuing operations	(49,784)	1,564	111,307
Net cash provided by (used in) financing activities from discontinued operations	675	(2,451)	(8,914)

Net cash (used in) provided by financing activities	(49,109)	(887)	102,393

Net increase (decrease) in cash and cash equivalents	131,379	(15,535)	7,003
Cash and cash equivalents at beginning of year	86,227	101,762	94,759

Cash and cash equivalents at end of year	$217,606	$86,227	$101,762

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